UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2015

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Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)
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Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.

On July 27, 2015, Cross Country Healthcare, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to sell its wholly-owned subsidiary, Cross Country Education, LLC (“CCE”) to PESI, Inc. (“Buyer”).

Pursuant to the Merger Agreement, Buyer will pay to the Company $8,000,000 in cash, subject to a net working capital adjustment, plus an earn-out of up to $500,000 related to the performance of CCE for the year ended 2015. Of the $8,000,000 purchase price, $500,000 will be held in escrow for a period of 12 months following the closing to provide partial security to Buyer in the event of any breach of the representations, warranties and covenants of the Company. The maximum earn-out amount of $500,000 will be deposited in escrow by Buyer as security for the earn-out payment, if any.  Consummation of the transaction contemplated by the Merger Agreement is subject to certain approvals and closing conditions.

The Merger Agreement includes customary representations, warranties and covenants of the parties. The Company has agreed, among other things, to operate CCE in the ordinary course and to provide Buyer reasonable access to information regarding CCE until the transaction contemplated by the Merger Agreement is consummated.

Pursuant to the Merger Agreement and subject to certain exceptions, the Company has agreed that for a period of 5 years from the closing date, it will not engage in the business of producing and providing education products as such business is presently conducted by CCE, or solicit customers of CCE for purposes of diverting their business from CCE.  In addition, for period of two years from the closing date, the Company will not hire or solicit certain individuals to leave their employment with CCE.

It is expected that the transaction contemplated by the Merger Agreement will be consummated in the third quarter of 2015.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full terms and provisions of the Merger Agreement, a copy of which is attached herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01                 Regulation FD Disclosure.

Incorporated by reference is a press release issued by the Company on July 29, 2015, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

(d) Exhibits

Exhibit	Description

10.1	Agreement and Plan of Merger dated as of July 27, 2015, by and among Cross Country Education, LLC, Cross Country Healthcare, Inc., CC Education, LLC and PES, Inc.

99.1	Press Release issued by the Company on July 29, 2015.

* Certain exhibits and schedules to the Agreement have been omitted and the Registrant agrees to furnish to the SEC a copy of any omitted schedules and exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ William Burns
William Burns Chief Financial Officer

Dated:  July 29, 2015